UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

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EXACTUS, INC.
(Name of Registrant as Specified in its Charter)

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EXACTUS, INC.
4870 Sadler Road, Suite 300
Glen Allen, VA 23060

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

NO VOTE OR ACTION OF THE COMPANY’S SHAREHOLDERS
IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

About this Information Statement

This Information Statement is first being mailed on or about September 14, 2018 to the holders of record at the close of business on August 27, 2018 of shares of common stock, par value $0.0001 per share (the “Common Stock”) of Exactus, Inc., a Nevada corporation (“we”, “us” or the “Company”), providing notice of shareholder action as permitted by the Securities Exchange Act of 1934 (the “Exchange Act”).

This Information Statement is being furnished to our shareholders in connection with action by written consent in lieu of a meeting by the holders of a majority of the Company’s outstanding voting power (the “Consenting Shareholders.”)

What action was taken by written consent?

The Consenting Shareholders consented to (i) the election of members to the Company’s board of directors (the “Board”), (ii) the approval of the Company’s 2018 Equity Incentive Plan (the “Plan”) (iii) the approval of the Company’s named executive officer compensation, (iv) the approval of holding a non-binding advisory vote on the Company’s named executive officer compensation every three years, and (v) the adoption of an amendment to the Company’s Articles of Incorporation, as amended (the “Amendment”) to authorize the Company pursuant to Section 78.207 of the Revised Statutes of the State of Nevada (the “Nevada Revised Statutes”) to increase the number of shares of authorized common stock of the Company to 700 million shares (the “Increase”). See “Amendment to the Company’s Articles of Incorporation to Increase the Authorized Shares” for a more detailed description of the Amendment.

We are paying the expenses of furnishing this Information Statement to our shareholders, including the cost of preparing, assembling and mailing this Information Statement.

When is the record date?

The close of business on August 27, 2018 is the record date (the “Record Date”) for the determination of shareholders entitled consent and to receive this Information Statement.

What constitutes the voting power of the Company?

As of the Record Date, the Consenting Shareholders held 23,550,000  shares of Common Stock, or approximately 61.93% of the outstanding shares of Common Stock of the Company, 21.43% of the outstanding shares of the Series B-1 Preferred Stock (the “Series B-1”) of the Company, 5.8% of the outstanding shares of the Series B-2 Preferred Stock (the “Series B-2”) of the Company, 100% of the outstanding shares of the Series C Preferred Stock (the “Series C”) entitled to vote of the Company, and 72.66 % of the outstanding shares of the Series D Preferred Stock (the “Series D”) of the Company entitled to vote, which combined constitutes 51.05% of the voting power of the Company.

The Nevada Revised Statutes and our Articles of Incorporation permit our shareholders to approve by written consent any action required or permitted to be taken at a shareholders’ meeting, as if the action were taken at a duly constituted meeting of our shareholders. In late August 2018, the Board adopted a resolution recommending the members of the Board, recommending the approval of the Company’s named executive officer compensation, recommending the holding of a non-binding advisory vote on the Company’s named executive officer compensation every three years and recommending adoption of the Amendment authorizing the Company pursuant to Section 78.207 of the Nevada Revised Statutes to increase the number of authorized shares of common stock of the Company. No director of the Company has informed the Company in writing that the director intends to oppose any action to be taken by the Company in this Information Statement.

On September 14, 2018, (the “Approval Date”) the Consenting Shareholders consented in writing to approve (i) the election of members to the Company’s board of directors (the “Board”), (ii) the approval of the Company’s Plan, (iii) the approval of the Company’s named executive officer compensation, (iv) the approval of holding a non-binding advisory vote on the Company’s named executive officer compensation every three years, and (v) the adoption of the Amendment.

When will the election of directors, the approval of the Company’s named executive officer compensation, the approval of holding a non-binding advisory vote on the Company’s named executive officer compensation every three years, and the increase in the number of authorized shares of the Company’s Common Stock become effective?

The election of directors, the approval of the Company’s named executive officer compensation, and the approval of holding a non-binding advisory vote on the Company’s named executive officer compensation every three years will become effective 20 days after the mailing of this Information Statement.

The Amendment will be filed with the State of Nevada 20 days following the mailing of this Information Statement and will be effective upon filing.

DIRECTORS AND EXECUTIVE OFFICERS

CURRENT DIRECTORS

The following table represents the Company’s current directors and their current position on the Board:

Directors

Name	Age	Position
Philip J. Young	61	Chairman
Timothy Ryan	58	Director

Director Information

The Consenting Shareholders approved the appointment of Philip J. Young and Timothy Ryan to our Board. All of the nominees were previously directors of the Company. Additionally, all of the nominees have been approved and have agreed to serve until the next election of directors.

Philip J. Young, age 61, was appointed as our President, Chief Executive Officer, and Chairman of the Board in March 2016. He was previously appointed as a member of the Board on February 29, 2016. Mr. Young was a founder of Exactus BioSolutions and served as its Chairman, Chief Executive Officer and President beginning in November 2015. From October 2011 through December 2014, he served as President, Chief Executive Officer and Director for AmpliPhi Biosciences, a global biopharmaceutical company, where he completed a transformational restructuring, collaborations and financings. Mr. Young was elected to the Board for his prior experience with the Company and for his experience with serving as a director of public companies.

Timothy Ryan, age 58, was appointed as our Executive Vice President in March 2016. He was appointed to our Board on February 29, 2016. Mr. Ryan was a founder and Executive Vice President of Exactus BioSolutions. He was the Founder, and for the past seven years, Managing Director, of The Shoreham Group, a Life Sciences Advisory and Investor Relations firm. Mr. Ryan currently serves on the board of directors of Merrill Industries. Mr. Ryan was elected to the Board for his prior experience with the Company.

Executive Officers

Name	Age	Position
Philip J. Young.	61	Chief Executive Officer and President
Timothy Ryan	58	Executive Vice President
James R. Erickson	56	Chief Business Officer
Kelley A. Wendt	44	Chief Financial Officer/Treasurer

The following provides certain biographical information with respect to each executive officer of the Company who is not a director.

James R. Erickson, Ph.D., age 56, was appointed as our Chief Business Officer effective December 5, 2016. Prior to joining Exactus, Dr. Erickson served as a Senior Transaction Advisor at Ferghana Partners, a healthcare investment bank focusing on financings, M&A and corporate partnering in the diagnostic and therapeutic sectors, a position he held from October 2013 to December 2016. Previously, Dr. Erickson served as Chief Executive Officer of BayPoint Biosystems, Inc., a proteomic company focused on commercializing diagnostics/research tools-oriented technology from the M.D. Anderson Cancer Center, from December 2005 to August 2013.

Kelley A. Wendt, age 44, was appointed as our Chief Financial Officer and Treasurer in January 2016. From December 2011 through September 2014, Ms. Wendt served as the Chief Financial Officer and consultant for Ampliphi BioSciences Corporation, a global biopharmaceutical company.

No Family Relationships

There are no family relationships between any directors and executive officers.

Board responsibilities

The Board oversees, counsels, and directs management in regard to the long-term interests of the Company and its shareholders. The Board’s responsibilities include establishing broad corporate policies and reviewing the overall performance of the Company.

Board committees and charters

The Board meets throughout the year and acts by written consent from time to time as appropriate. Due to the size of the Company and the involvement of the full Board in day-to-day operations the Board does not have any committees.  All of the members of the Board participate in the consideration of executive officer and director compensation.

Director Independence

Our Board determined that as a result of being employees of the Company, Messrs. Young and Ryan are not independent directors under the Nasdaq Listing Rules’ independence standards for directors.

Number of meetings of the board for fiscal year 2017

For the year ended December 31, 2017, the Board had seven meetings. There were no directors who attended fewer than 75 percent of the total meetings of the Board for 2017.

Code of Ethics

Our Board has adopted a Code of Ethics that applies to our Chief Executive Officer and our Chief Financial Officer as well as to all our other employees. This Code of Ethics complies with the requirements imposed by the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations issued thereunder for codes of ethics applicable to such officers. Our Code of Ethics is available on our website, located at http://www.exactusinc.com. The Company will provide a copy, without charge, to anyone that requests one in writing to Exactus, Inc., 4870 Sadler Road, Suite 300, Glen Allen, VA 23060 Attention: Corporate Secretary.

Board diversity
Due to our limited resources, we have not considered diversity as a factor in selecting directors.

Board leadership structure

Mr. Young serves as the Chairman of the Board and actively interfaces with management, the Board and counsel.  Mr. Young is also our Chief Executive Officer and President. We believe that this Board leadership structure is the most appropriate for the Company due to the small size of the Company.

Board risk oversight

The Company’s risk management function is overseen by the Board. The Company’s management keeps the Board apprised of material risks and provides its directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect us, and how management addresses those risks. The Board works closely together with the other officers of the Company once material risks are identified on how to best address such risks. If the identified risk poses an actual or potential conflict with management, the Company’s independent directors may conduct the assessment. Presently, the primary risk affecting us is the Company’s ability to generate revenue.

Section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who own more than 10% of the Company’s Common Stock to file initial reports of ownership and changes in ownership of the Company’s Common Stock and other equity securities with the Securities and Exchange Commission (the “SEC”). These individuals are required by the regulations of the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the forms furnished to us, we believe that none of the Company officers, directors and 10% beneficial owners failed to comply with Section 16(a) as of the end of fiscal year 2017.

Communication with the Company’s Board

Although the Company does not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at Exactus, Inc., 4870 Sadler Road, Suite 300, Glen Allen, VA 23060 Attention: Corporate Secretary. Shareholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Related person transactions

We currently have a consulting arrangement with Dr. Krassen Dimitrov, a shareholder of the Company and a former member of the Company’s Board until his resignation on November 20, 2017. In February 2016, we entered into a Consulting Agreement with Dr. Dimitrov pursuant to which we retained KD Innovations Ltd., a company fully owned by him (“KD Innovations”), for a fee of $25,000 per month during the term of the arrangement, to manage the design and production of our lead device, FibriLyzer, and provide scientific expertise. The Consulting Agreement does not have a fixed term; however, it may be terminated with immediate effect at any time upon mutual agreement between us and KD Innovations, or by either party with 90-days written notice to the other party.

In addition, Dr. Dimitrov is President and a 78% owner of Digital Diagnostics, Inc. (“Digital Diagnostics”), with whom we have entered into the Licensing Agreement. The Licensing Agreement provides for Exactus BioSolutions and Digital Diagnostics to collaborate through the various steps of the product and device development process, including the development, regulatory approval and commercialization stages. Exactus BioSolutions is required to pay Digital Diagnostics, in cash and/or stock, an initial signing payment, milestone fees triggered by the first regulatory clearance or approval of each of FibriLyzer and MatriLyzer, and various sales thresholds, and royalty payments based on the net sales of the products, calculated on a product-by-product basis. For the year ended December 31, 2017 and 2016, the Company accrued $30,000 and $171,033, respectively, in licensing fees expenses to Digital Diagnostics. As of December 31, 2017 and 2016, $126,032 and $171,032, respectively, are shown as accrual under accounts payable. The Company has also accrued interest at 3% over the prime rate, per the Licensing Agreement, of $9,802 for the remaining balance due as of December 31, 2017. The Company paid $75,000 and $50,000 during the years ended December 31, 2017 and 2016. In the first quarter of 2018, the Company paid the entire balance due to Digital Diagnostics.

For the years ended December 31, 2017 and 2016, $300,000 and $251,096, respectively, was recognized in Research and Development expenses for consulting provided by Dr. Dimitrov. As of December 31, 2017 and 2016, $275,000 and $101,095, respectively, are shown as accrual under accounts payable. During the year ended December 31, 2017 and 2016, $125,000 and $150,000, respectively was paid.

On July 16, 2018, the Company received Notice from Digital Diagnostics of their intent to terminate the Licensing Agreement. The Company disputes the validity of the Notice and maintains that the Agreement is in full force and effect until January 19, 2019 and that the Company’s maintains the right to use the license and intellectual property granted to the Company under the Licensing Agreement until January 19, 2019. See the section entitled “Legal Proceedings” for more information.

On June 28, 2017, the Company issued to two of the Company’s executive officers a promissory note in the principal amount up to $100,000, which amount may be drawn upon by the Company as bridge financing for general working capital purposes. The promissory note accrues interest at a rate of 8.0% per annum and matures on the earlier of (i) one (1) year from the date of the promissory note, and (ii) the closing the sale of the Company’s securities in a single transaction or a series of related transactions from which at least $500,000 of gross proceeds are raised. As of June 30, 2018, the Company has drawn $49,900 on the promissory note and recorded as a note payable. During the three and six months ended June 30, 2018, the Company accrued $1,130 and $2,077 as interest expense on the promissory notes. Total interest payable as of June 30, 2018 is $4,044.

The Company has entered into Series D Subscription Agreements with the Company’s four executive officers under which the executive officers have agreed to received Series D in exchange for debt re-payment at an effective rate of $12,500 per share of Series D. The Company’s officers have received shares of Series D as follows: Mr. Young - 11 shares, Mr. Ryan - 11 shares, Mr. Erickson - 6 shares, Ms. Wendt - 12 shares.

Executive Compensation.

The following table sets forth certain information about the compensation paid or accrued to the persons who served as our Chief Executive Officer and our two highest-paid executive officers during the last two completed fiscal years whose total compensation exceeded $100,000 for that year (the “Named Executive Officers”).

Summary Compensation Table
	Year	Salary	Bonus	Non-Equity Incentive Plan Compensation (1)	All Other Compensation	Total

Philip J. Young	2017	$325,000	$--	$--	$--	$325,000
Chief Executive Officer and President	2016	$297,917	$--	$--	$--	$297,917

James R. Erickson, Ph.D.	2017	$125,000	$--	$--	$--	$125,000
Chief Business Officer

Timothy Ryan	2017	$120,000	$--	$--	$--	$120,000
Executive Vice President	2016	$110,000	$--	$--	$--	$110,000

(1)
Pursuant to our employment agreements with Mr. Young, Mr. Erickson, and Mr. Ryan, we have agreed to grant stock options to these officers as described under “Employment Agreements” below.

Employment Agreements and Change in Control Arrangements

Employment Agreement with Philip J. Young. Effective December 15, 2015, we entered into an Employment Agreement with Mr. Young pursuant to which he would serve as our Chief Executive Officer and President. Under the terms of the Employment Agreement, Mr. Young will receive a base salary at an initial rate of $390,000 per year. For a limited period until we have raised at least $5 million of capital, he will receive a reduced salary of $325,000 per year. Within 30 days after we raise at least $5 million of capital, Mr. Young will receive, as a lump sum bonus payable in cash or stock at our discretion, the amount equal to the difference between the amount he would have been paid at his initial rate of $390,000 and the amount he was paid at the reduced salary level. In addition, Mr. Young will have the opportunity to earn an annual performance bonus of up to 75% of his base salary based on performance criteria set by our Board. Also, pursuant to the Employment Agreement, we agreed to grant stock options to Mr. Young to purchase shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant as reasonably determined by our Board in good faith. Pursuant to the agreement, 50% of the options were to vest on December 31, 2016 and the other 50% will vest ratably over a thirty-six month period beginning in January 2017. On September 4, 2018, the Company granted Mr. Young 225,000, options exercisable at $0.089 per share, vesting in accordance with the terms of his Employment Agreement. Mr. Young also is entitled to an automobile allowance of $1,500 per month, disability insurance coverage equal to his base salary, life insurance with a $2 million death benefit, reimbursement of certain expenses, health, dental and vision coverage in accordance with our usual practices and participation in all other benefit plans maintained by the Company.

Mr. Young’s Employment Agreement may be terminated by us at any time for Cause (as defined in his Employment Agreement) and by Mr. Young upon 14 days’ prior written notice, or upon Mr. Young’s death or disability. The Employment Agreement also provides for termination of Mr. Young’s employment by us without Cause or by Mr. Young for Changed Circumstances (as defined in his Employment Agreement).

If Mr. Young’s employment is terminated by us without Cause or by him for Changed Circumstances, and provided that Mr. Young releases and waives his claims against the Company as provided in the Employment Agreement, he is entitled to receive (i) monthly severance payments and continuation of benefits for a period equal to the greater of (A) six months or (B) the number of months between December 15, 2015 and his termination, up to a maximum of 12 months, (ii) accelerated vesting of equity awards as if his employment had continued during such period and (iii) a pro rata portion of any eligible bonus compensation. If Mr. Young’s employment is terminated by us (with or without Cause) or by him for Changed Circumstances in connection with or following a “Change in Control” (as defined in his Employment Agreement), he will be entitled to receive the benefits in the preceding sentence as if his employment were terminated more than 12 months after December 15, 2015, plus the pro rata portion of any eligible bonus compensation.

Mr. Young’s Employment Agreement also contains restrictive covenants relating to the protection of confidential information, non-competition and non-solicitation. The non-solicitation and non-competition covenants apply during the term of his employment and continue generally for a period of 12 months following the termination of his employment. Mr. Young will not be entitled to any severance or change in control benefits under his Employment Agreement if he breaches any of these covenants.

Employment Agreement with Timothy Ryan. Effective December 15, 2015, we entered into an Employment Agreement with Mr. Ryan pursuant to which he will serve as our Executive Vice President. Under the terms of the Employment Agreement, Mr. Ryan will receive a base salary at an initial rate of $240,000 per year. For a limited period until we have raised at least $5 million of capital, he will receive a reduced salary of $120,000 per year. Within 30 days after we raise at least $5 million of capital, Mr. Ryan will receive, as a lump sum bonus payable in cash or stock at our discretion, the amount equal to the difference between the amount he would have been paid at his initial rate of $240,000 and the amount he was paid at the reduced salary level. In addition, Mr. Ryan will have the opportunity to earn an annual performance bonus of up to 50% of his base salary based on performance criteria set by our Chief Executive Officer. Also pursuant to the Employment Agreement, we agreed to grant stock options to Mr. Ryan to purchase shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant as reasonably determined by our Board in good faith. Pursuant to the agreement, 50% of the options were to vest on December 31, 2016 and the other 50% will vest ratably over a thirty-six month period beginning in January 2017. On September 4, 2018, the Company granted Mr. Ryan 225,000 options, exercisable at $0.089 per share, vesting in accordance with the terms of his Employment Agreement. Mr. Ryan also is entitled to an automobile allowance of $1,250 per month, disability insurance coverage equal to his base salary, life insurance with a $1 million death benefit, reimbursement of certain expenses, health, dental and vision coverage in accordance with our usual practices and participation in all other benefit plans maintained by the Company.

Mr. Ryan’s Employment Agreement may be terminated by us at any time for Cause (as defined in his Employment Agreement) and by Mr. Ryan upon 14 days’ prior written notice, or upon Mr. Ryan’s death or disability. The Employment Agreement also provides for termination of Mr. Ryan’s employment by us without Cause or by Mr. Ryan for Changed Circumstances (as defined in his Employment Agreement).

If Mr. Ryan’s employment is terminated by us without Cause or by him for Changed Circumstances, and provided that Mr. Ryan releases and waives his claims against the Company as provided in the Employment Agreement, he is entitled to receive (i) monthly severance payments and continuation of benefits for a period equal to the greater of (A) six months or (B) the number of months between December 15, 2015 and his termination, up to a maximum of 12 months, (ii) accelerated vesting of equity awards as if his employment had continued during such period and (iii) a pro rata portion of any eligible bonus compensation. If Mr. Ryan’s employment is terminated by us (with or without Cause) or by him for Changed Circumstances in connection with or following a Change in Control (as defined in his Employment Agreement), he will be entitled to receive the benefits in the preceding sentence as if his employment were terminated more than twelve months after December 15, 2015, plus the pro rata portion of any eligible bonus compensation.

Mr. Ryan’s Employment Agreement also contains restrictive covenants relating to the protection of confidential information, non-competition and non-solicitation. The non-solicitation and non-competition covenants apply during the term of his employment and continue generally for a period of 12 months following the termination of his employment. Mr. Ryan will not be entitled to any severance or change in control benefits under his Employment Agreement if he breaches any of these covenants.

Employment Agreement with James R. Erickson, Ph.D. On December 1, 2016, we entered into an Employment Agreement with Dr. Erickson, dated December 1, 2016, which provides for his service as Chief Business Officer of the Company. Dr. Erickson’s employment will continue until it is otherwise terminated by either party pursuant to its terms and may be terminated by us without Cause upon three months’ advance written notice, or for Cause, and by Dr. Erickson without Good Reason or for Good Reason (as those terms are defined in the Employment Agreement).

Dr. Erickson will receive an initial limited annual base salary of $125,000 (the “Limited Salary”) from December 5, 2016 until we have brought in an aggregate of $5 million in financing, whether through the sale of securities or otherwise, after which he will receive an annual base salary of $250,000 (the “Base Salary”). Dr. Erickson is eligible to earn an annual performance bonus equal to up to 55% of his Limited Salary or Base Salary, based upon performance criteria set by the Board in its sole discretion on an annual basis. The Agreement provides for the grant of stock options for 1,000,000 shares of our common stock, half of which will vest on December 31, 2017, or immediately upon the establishment of an equity incentive plan in 2017. The other half will vest monthly on the first day of each subsequent month, commencing January 1, 2018, at a rate of 1/36 of the total number of remaining shares per month. On September 4, 2018, the Company granted Mr. Erickson 1,000,000 options, exercisable at $0.089 per share, vesting in accordance with the terms of his Employment Agreement. Pursuant to the terms of the Employment Agreement, vesting will be accelerated following a termination or Change in Control (as defined in the Employment Agreement). Dr. Erickson will be entitled to participate in all employee benefit plans for which he is eligible, including health and dental insurance, life and disability insurance, and all other employee benefit plans effected for our employees generally pursuant to the Employment Agreement.

If we terminate Dr. Erickson’s employment for Cause, as provided by the Employment Agreement, he will be entitled to receive the Initial Salary or Base Salary or bonus earned and unpaid through the date of termination. In the event we terminate Dr. Erickson’s employment without Cause or Dr. Erickson terminates his employment for Good Reason, as provided in the Employment Agreement, Dr. Erickson will be entitled to receive (i) a payment in the amount of his Base Salary or Limited Salary (whichever is applicable) for the greater of six months or the number of full months between December 5, 2016 and date of termination up to a maximum of 12 months (the “Severance Period”), (ii) continuation of his benefits (to the extent authorized by COBRA) on a monthly basis for the Severance Period; and (iii) accelerated vesting of any stock options subject to vesting with respect to the number of shares that would have vested during the Severance Period if Dr. Erickson had remained employed by us during such time. In the event that we terminate Dr. Erickson’s employment without Cause, or by the Executive for Good Reason, within six months following a Change in Control of the Company, pursuant to the terms of the Employment Agreement, Dr. Erickson will be entitled to receive (i) payment in the amount of his Base Salary or Limited Salary (whichever is applicable) for 12 months, (ii) continuation of his benefits for 12 months (to the extent authorized by and consistent with COBRA), (iii) accelerated vesting of any stock options subject to vesting with respect to the number of shares that would have vested during the Severance Period if Dr. Erickson had remained employed by us during such time, and (iv) any pro-rated bonus portions which the Board, at its sole discretion, determines had been earned by Dr. Erickson, which will be in lieu of any benefits to which Dr. Erickson is otherwise entitled.

Dr. Erickson’s Agreement also includes covenants relating to non-disclosure of confidential information and non-competition, non-solicitation, non-interference with customers, and non-hiring of employees for a period of one year following termination of employment.

Employment Agreement with Kelley Wendt. Effective March 16, 2017, we entered into an Employment Agreement with Kelley Wendt which provides for her continued services as the Chief Financial Officer of the Company. The initial term of the Employment Agreement will end on February 1, 2019 and will automatically renew for successive one year terms, unless either we provide to Ms. Wendt, or Ms. Wendt provides to us, written notice of nonrenewal at least 30 days prior to the expiration of the then current term. The Employment Agreement may be immediately terminated by us for Cause (as defined in her Employment Agreement) or by us or Ms. Wendt upon two months’ advance written notice.

  Ms. Wendt will receive an initial annual gross base salary of $90,000 (the “Annual Base Salary”) and is eligible to earn an annual performance bonus equal to up to 60% of her Annual Base Salary (the “Performance Bonus”) based upon performance criteria established by the Company from time to time. She also is eligible to participate in the Plan. Ms. Wendt will be entitled to receive up to 25 days paid vacation each year and to participate in all employee health and welfare benefits plans for which she is eligible. On September 4, 2018, the Company granted Ms, Wendt 225,000 options, exercisable at $0.089 per share, of which 178,125 are fully vested with the remainder vesting monthly in equal increments over a 15 month period beginning on October 1, 2018, subject to continued service as an officer of the Company on each applicable vesting date and execution of the Company’s standard stock option agreement.

The Employment Agreement also includes covenants relating to non-disclosure of confidential information and non-competition, non-solicitation of customers, and non-solicitation and non-hiring of employees for a period of one year following termination of employment. The Employment Agreement may be terminated immediately upon the expiration of the Initial Term or any Renewal Term, as defined in the Employment Agreement, in which either party gives notice of non-renewal, however, any rights and/or benefits Ms. Wendt may have under employee benefit plans and/or programs of the Company shall be determined in accordance with terms and conditions of such plans and programs then in effect. The Company has the right to terminate Ms. Wendt at any time for Cause, as defined in the Employment Agreement which shall be effective immediately. Ms. Wendt’s employment may also be terminated without Cause or reason by the Company upon two (2) months’ written notice. In the event the Employment Agreement is terminated without Cause, Ms. Wendt shall be entitled to all compensation earned through the date of termination and the Company may, at its election, provide Ms. Wendt with her salary in an amount equivalent to that due over the applicable notice period in lieu of allowing her to continue to provide services throughout the required notice period.

Equity Incentive Plan

In August 2018, the Board adopted the Plan which provides for the issuance of awards covering 9,500,000 shares of our common stock. Awards granted under the Plan may be Incentive Stock Option, Non-Qualified Stock Options, Stock Appreciation Rights, or Restricted Stock Units which are awarded to all employees, consultants and directors of the Company. Pursuant to our Employment Agreements with Mr. Young, Mr. Ryan, and Dr. Erickson we have agreed to grant stock options to these officers as described under “Employment Agreements” above, which were granted on September 4, 2018. See “Adoption of the Company’s 2018 Equity Incentive Plan” for more information regarding the Plan.

Director Compensation

Our directors currently do not receive any compensation for their service as members of our Board.

Legal proceedings

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of the filing of this Information Statement, apart from what is disclosed below, we are not aware of any other pending or threatened lawsuits in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

The Company has retained counsel to represent the Company with regard to the enforceability of the Licensing Agreement with Digital Diagnostics and related matters arising from the Notice and is in compliance with the Dispute Resolution and arbitration provisions of the Agreement. See the section entitled “Related persons transactions” for more information.

ADOPTION OF THE COMPANY’S 2018 EQUITY INCENTIVE PLAN

The Board has adopted a resolution adopting the Plan and the Plan has been approved by the Consenting Shareholders. A copy of the Plan is attached to this Information Statement as Exhibit B.

Overview and purpose of the shareholder approval

The Plan, will allow us to incentivize the Company’s key employees, consultants, officers and directors with long-term compensation awards, such as stock options, restricted stock, and restricted stock units. Equity incentives may form an integral part of the compensation paid to the Company’s employees, particularly those in positions of key importance, and directors. The approval of the Plan by the Consenting Shareholders is important to the Company’s ability to continue to attract, retain, engage and focus highly motivated and qualified employees, particularly in the competitive labor market that exists today, and to attract independent directors.

No appraisal rights

Shareholders have no rights under the Nevada Revised Statutes or under the Company’s charter documents to exercise dissenters’ rights of appraisal with respect to the approval of the Plan.

Description of the Plan

In the following paragraphs we provide a summary of the terms of the Plan.

Background

The Plan is a broad-based equity incentive plan in which all employees, consultants and directors of the Company and its affiliates and such other individuals designated by the Board or committee administering the plan who are reasonably expected to become employees, consultants and directors are eligible to participate (collectively the “Eligible Parties”). The purpose of the Plan is to further the growth and development of the Company by providing, through ownership of stock of the Company and other equity-based awards, an incentive to its Eligible Parties who are in a position to contribute materially to the prosperity of the Company, to increase such persons’ interests in the Company’s welfare, by encouraging them to continue their services to the Company, and by enabling the Company to attract individuals of outstanding ability to become Eligible Parties of the Company.

Administration and eligibility

The Plan is to be administered by the Board, or by a compensation committee if appointed by the Board to administer the Plan, which collectively we refer to as the “Administrator.” The Board may delegate to officers of the Company the power to grant awards to the extent permitted by the laws of the State of Nevada.

Awards granted under the Plan may be Incentive Stock Option (“ISOs”), Non-Qualified Stock Options, Stock Appreciation Rights (“SARs”), restricted stock, or restricted stock units which are awarded to Eligible Parties, who, in the opinion of the Administrator, have contributed, or are expected to contribute, materially to the Company’s success.

The identification of individuals entitled to receive awards, the terms of the awards, and the number of shares subject to individual awards, are determined by the Administrator, in its sole discretion. As of the Record Date, approximately four Eligible Parties were eligible to participate in the Plan. Pursuant to our employment agreements with Mr. Young, Mr. Erickson, and Mr. Ryan, we agreed to grant stock options to these officers as described under “Employment Agreements” which were granted on September 4, 2018.

Stock options

The Administrator may grant either qualified options, which are options that qualify as ISOs under Section 422(b) of the Internal Revenue Code, or Non-Qualified Stock Options. A stock option entitles the recipient to purchase a specified number of shares of common stock at a fixed price subject to terms and conditions set by the Administrator, including conditions for exercise that must be satisfied, which typically will be based solely on continued provision of services. The purchase price of shares of common stock covered by a stock option cannot be less than 100% of the fair market value of the common stock on the last trading day prior to the date the option is granted. Fair market value of the common stock is generally equal to the closing price for the common stock on the trading date before the option is granted.

Stock appreciation rights

An SAR entitles the holder to receive, as designated by the Administrator, cash or shares of common stock, having a value equal to the excess of the fair market value of a specified number of shares of common stock at the time of exercise over the exercise price established by the Administrator.

The exercise price of each SAR granted under the Plan shall be established by the Administrator or shall be determined by the method established by the Administrator at the time the SAR is granted, provided the exercise price shall not be less than 100% of the fair market value of a share of common stock on the date of the grant of the SAR, or such higher price as is established by the Administrator. Shares of common stock delivered pursuant to the exercise of a SAR shall be subject to such conditions, restrictions and contingencies as the Administrator may establish in the applicable SAR agreement or document, if any.

Restricted stock awards

A restricted stock award gives the recipient a stock award subject to restriction on sale. The Administrator determines the terms and conditions of restricted stock awards, including the number of shares of restricted stock granted, and conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. Unless otherwise provided in the award agreement, the holder of a restricted stock award generally will have the rights of a shareholder from the date of grant of the award, including the right to vote the shares of common stock and the right to receive cash dividends and share and property distributions on the shares.

Restricted stock units

A restricted stock unit gives the recipient the right to receive a number of shares of the Company’s common stock on the applicable vesting or later delivery dates. Delivery of the underlying restricted stock may be deferred beyond vesting as determined by the Administrator. The Administrator determines the terms and conditions of restricted stock units, including the number of units granted, and conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. The holder of a restricted stock unit award will not have voting rights with respect to the award and possess no incidents of ownership with respect to the underlying common stock until shares are delivered.

Term, termination and amendment

The Board may terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate 10 years after the effective date of the Plan. No award may be granted under the Plan once it is terminated. Termination of the Plan shall not impair rights or obligations under any award granted while the Plan is in effect, except with the written consent of the grantee. The Board at any time, and from time to time, may amend the Plan; provided, however, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any applicable laws or required by the rules of the principal national securities exchange or trading market upon which the Company’s common stock trades.

The Board at any time, and from time to time, may amend the terms of any one or more awards; provided, however, that the rights under the award shall not be impaired by any such amendment, except with the written consent of the grantee. In addition, any amendment of the purchase price or exercise price of any outstanding award will not be effective without shareholder approval.

All vested or unvested awards are immediately forfeited at the option of the Board in the event that the recipient performs certain acts against the interests of the Company including a termination of employment for cause, violating the Company’s insider trading guidelines, breach of a duty of confidentiality, competing with the Company, soliciting Company personnel after employment is terminated, failure to be available to the Company after termination of employment if such failure is a condition of any agreement, failure to assign any invention or technology to the Company if such assignment is a condition of employment or any other agreements between the Company and the participant, or other conduct by the participant that is detrimental to the business or reputation of the Company or its affiliates as determined by the Board. Any award in the Plan which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Board).

Adjustments upon changes in capitalization

The number of shares of common stock covered by each outstanding stock right, and the number of shares of common stock which have been authorized for issuance under the Plan as well as the price per share of common stock (or cash, as applicable) covered by each such outstanding option or SAR, shall be proportionately adjusted for any increases or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company. Such adjustment shall be made by the Administrator.

Federal income tax consequences

The following is a brief summary of the principal U.S. federal income tax consequences with respect to awards granted under the Plan.

Restricted stock awards

The recipient of a restricted stock award does not have taxable income upon receipt of the award except to the extent that award is vested or not subject to a substantial risk of forfeiture. When the restricted stock award is vested, the recipient will recognize ordinary income in an amount equal to the difference of the fair market value of the shares on the date of vesting and the amount paid for such restricted stock award, if any.

Upon the vesting of a restricted stock award, the Company will be entitled to a corresponding income tax deduction in the tax year in which the restricted stock award vested.

The recipient may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year the shares are granted an amount equal to the excess of (i) the fair market value of the shares on the date of issuance, over (ii) the purchase price, if any, paid for the shares. If the Section 83(b) election is made, the recipient will not realize any additional taxable income when the shares become vested.

Stock options

The recipient does not recognize any taxable income as a result of a grant of a Non-Qualified Stock Option. Upon exercise of a Non-Qualified Stock Option, the recipient will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. When the shares are sold, any difference between the sale price and the fair market value of the shares on the date of exercise will generally be treated as long term or short term capital gain or loss, depending on whether the stock was held for more than one year. Upon the exercise of a Non-Qualified Stock Option, the Company will be entitled to a corresponding income tax deduction in the tax year in which the option was exercised.

Upon exercise of an ISO, the excess of the fair market value of the shares of common stock acquired over the option exercise price will be an item of tax preference to the participant, which may be subject to an alternative minimum tax for the year of exercise. If no disposition of the shares is made within two years from the date of granting of the ISO or within one year after the transfer of the shares to the participant, the participant does not realize taxable income as a result of exercising the ISO; the tax basis of the shares received for capital gain treatment is the option exercise price; any gain or loss realized on the sale of the shares is long-term capital gain or loss. If the recipient disposes of the shares within the two-year or one-year periods referred to above, the recipient will realize ordinary income at that time in an amount equal to the excess of the fair market value of the shares at the time of exercise (or the net proceeds of disposition, if less) over the option exercise price. For capital gains treatment on such a disposition, the tax basis of the shares will be their fair market value at the time of exercise.

Stock appreciation rights

A recipient does not recognize any taxable income upon the receipt of an SAR. Upon the exercise of an SAR, the recipient will recognize ordinary income in an amount equal to cash received or the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price.

Upon the exercise of a SAR, the Company will be entitled to a corresponding income tax deduction in the tax year in which the SAR was exercised.

Transfer

Except for ISOs, all awards are transferable subject to compliance with the securities laws and the Plan. ISOs are only transferable by will or by the laws of descent and distribution.

Equity compensation plan information

On September 4, 2018, the Company granted a total of 1,675,000 stock options, exercisable at $0.089 per share, to the Company’s current officers and directors. See “Employment Agreements and Change in Control Agreements” for more information regarding the grants.

New plan benefits

Because future grants of awards under the Plan are subject to the discretion of the Board the future awards that may be granted to participants cannot be determined at this time with the exception of the awards owed to our officers under their respective employment agreements. See “Employment Agreements and Change in Control Arrangements” for more information.

APPROVAL OF THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

Overview

On the Approval Date the Consenting Shareholders approved, on a non-binding, advisory basis, the compensation of our Named Executive Officers, commonly referred to as the “say-on-pay” vote. Although this advisory vote is nonbinding, our Board will review and consider the voting results when making future decisions regarding our Named Executive Officer compensation and related executive compensation programs.

We encourage shareholders to read the “Executive Compensation” section in this Information Statement, including the compensation tables and the related narrative disclosure, which describes the structure and amounts of the compensation of our Named Executive Officers. The compensation of our Named Executive Officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment. The Board believe that our executive compensation strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our Named Executive Officers to dedicate themselves fully to value creation for our shareholders.

APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF HOLDING A NON-BINDING ADVISORY VOTE ON THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION EVERY THREE YEARS

In addition to the advisory vote on executive compensation described above, pursuant to Section 14A of the Exchange Act, the Consenting Shareholders approved, on a non-binding, advisory basis, that the frequency of future votes to approve the compensation of our Named Executive Officers be held every three years. This non-binding “frequency” vote is required to be submitted to our shareholders at least once every six years.

The Board determined that holding an advisory vote to approve the compensation of our Named Executive Officers every three years is the most appropriate policy at this time, and recommends that future advisory votes to approve the compensation of our Named Executive Officers occur every third year. Our executive compensation program is designed to create long-term value for our shareholders, and a triennial vote will allow shareholders to better judge our executive compensation program in relation to our long-term performance. We also believe that a vote every three years is an appropriate frequency to provide sufficient time to thoughtfully consider shareholders’ input and to implement any appropriate changes to our executive compensation program, in light of the timing that would be required to implement any decisions related to such changes.

On the Approval Date the Consenting Shareholders approved, on a non-binding, advisory basis, that the frequency of future votes to approve the compensation of our Named Executive Officers be held every three years. Although this approval on the frequency of future advisory votes to approve the compensation of our Named Executive Officers is nonbinding, the Board will carefully review and consider the approvals when determining the frequency of future advisory votes to approve the compensation of our Named Executive Officers.

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES

The Company will file with the Secretary of State of Nevada the Amendment in the form attached to this Information Statement as Exhibit A.

Summary of Amendment

Section 78.207 of the Nevada Revised Statutes requires that when a corporation increases the number of authorized shares available under the Company’s Articles of Incorporation the corporation must file an amendment to the Articles of Incorporation. The Amendment authorize the increase in the Company’s authorized shares from 250 million shares to 700 million shares and an increase in the shares of Common Stock from 200 million shares to 650 million shares pursuant to Section 78.209 of the Nevada Revised Statutes.

For the purposes of the Amendment and the Increase, a “beneficial owner” is a shareholder whose shares of our Common Stock are reflected in such shareholder’s name on the Company’s stock transfer records or are held by a brokerage firm, bank, trustee or another agent. Shareholders whose shares of our Common Stock are registered directly in their name with our transfer agent, Equity Stock Transfer, are considered the “record holders” with respect to those shares.

Purpose of the Amendment

The Company has issued a number of promissory notes (the “Notes”) which are convertible into shares of Common Stock pursuant to the terms of the Notes (the “Conversion Shares”). In order to satisfy the terms of the Notes the Company is required to reserve a number of shares of its Common Stock for the Conversion Shares (the “Reserve”). The Company does not currently have enough authorized shares available to cover the Reserve and needs approximately 36,800,000 additional shares for the Reserve.

Effect on Outstanding Shares, Authorized Shares and Proportionate Holdings of the Company’s Shareholders

As the result of the Amendment, the number of the Company’s authorized shares will increase from 250 million to 700 million and the number of shares of Common Stock will increase from 200 million to 650 million. The number of shares outstanding will remain the same.

Appraisal Rights

Under the Nevada Revised Statutes, the Company’s shareholders are not entitled to appraisal rights in connection with the adoption of the Amendment.

EFFECTIVE DATE

The Effective Date will be the date and time when the Amendment is filed with the Secretary of State of the State of Nevada pursuant to Section 78.390(6) of the Nevada Revised Statutes or upon a later date and time as specified in the Amendment. Pursuant to Rule 14c-2 under the Exchange Act, the Amendment cannot become effective until at least 20 days following our mailing of this Information Statement to our shareholders. We anticipate filing the Amendment as soon as possible after the Effective Date.

SHAREHOLDERS’ RIGHTS

The elimination of the need for a meeting of our shareholders to approve the Amendment is allowed under Section 78.320 of the Nevada Revised Statutes, which provides that any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by shareholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. This Information Statement is being delivered in full satisfaction of any notice requirements under the Exchange Act. No separate notice is required pursuant to the Nevada Revised Statutes.

OUTSTANDING VOTING SECURITIES

As of August 27, 2018, there were 38,025,689 shares of Common Stock issued and outstanding. On all matters other than election of directors each shareholder of the Company has one vote for each share of Common Stock owned by the shareholder. The shares of each class of our preferred stock vote on an as-converted basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of the Company’s Common Stock beneficially owned as of September 10, 2018 by (i) those persons known by us to be owners of more than 5% of Common Stock, (ii) each of our directors, (iii) each of our Named Executive Officers, and (iv) all current executive officers and directors as a group. Unless otherwise noted, each shareholder’s address is 4870 Sadler Road, Suite 300, Glen Allen, VA 23060, and each shareholder has sole voting power and investment power with respect to securities shown in the table below. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days whether upon the exercise of options, warrants or conversion of notes. Unless otherwise indicated in the footnotes to this table, the Company believes that each of the shareholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them. This table does not include any unvested stock options except for those vesting within 60 days.

Title of Class	Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)
Common Stock	Philip J. Young	8,849,250(2)	23.1%
Common Stock	Timothy Ryan	8,799,250(3)	22.9%
Common Stock	James R. Erickson	2,238,889(4)	5.79%

	Directors and executive officers as a group (4 individuals)	21,883,639	52.9%
Common Stock	MagniSciFund, LP 123 N Post Oak Lane, Suite 400 Houston, TX 77024	6,000,000(5)	13.6%
Common Stock	Digital Diagnostics, PTY 606 Sherwood Road Sherwood, QLD, 4075 Australia	3,600,000(6)	9.5%
Common Stock	PoC Capital LLC 2995 Woodside Avenue, Suite 400-121 Woodside, CA 94062	3,266,667(7)	8.2%
Common Stock	Sandor Capital Master Fund 2828 Routh Street, Suite 500 Dallas, TX 75201-1438	2,300,000(8)	5.9%
Common Stock	Velocity Health Capital 95 White Bridge Road, Suite 509 Nashville, TN 37205	2,068,000(9)	5.4%

(1)	Based on 38,025,689 shares of our common stock outstanding as of the Record Date.

(2)
Includes (i) 8,500,000 shares of Common Stock, (ii) 168,000 shares of common stock issuable upon the conversion of shares of Series B-2, and (iii) 181,250 stock options to purchase Common Stock exercisable at $0.089 per share. Does not include 2,200,000 shares of Common Stock issuable upon the conversion of shares of Series D which are subject to a 4.99% ownership limitation contained within the certificate of designations for the Series D.

(3)
Includes (i) 1,950,000 shares of Common Stock, (ii) 2,950,000 shares of common stock held by Willets Capital over which Mr. Ryan has sole voting power and investment power, (iii) 2,850,000 shares of common stock held by Tonset Capital, over which Mr. Ryan has sole voting power and investment power, (iv) 400,000 shares of common stock held by NYTX LLC, over which Mr. Ryan has sole voting power and investment power, (v) 300,000 shares of common stock held by Brosis LLC, over which Mr. Ryan has sole voting power and investment power, (vi) 168,000 shares of common stock issuable upon the conversion of shares of Series B-2, and (vii) 181,250 stock options to purchase Common Stock exercisable at $0.089 per share. Does not include 5,400,000 shares of Common Stock issuable upon conversion of the Series D which are subject to a 4.99% ownership limitation contained within the certificate of designations for the Series D.

(4)
Includes (i) 1,600,000 shares of common stock and (ii) 638,889 stock options to purchase Common Stock exercisable at $0.089 per share. Does not include 1,200,000 shares of Common Stock issuable upon the conversion of shares of Series D which are subject to a 4.99% ownership limitation contained within the certificate of designations for the Series D.

(5)	Includes 6,000,000 shares of common stock issuable upon the conversion of shares of Series B-2.

(6)	Includes 3,600,000 shares of common stock held by Digital Diagnostics, Inc., of which Dr. Dimitrov is President and 78% owner.

(7)
Includes (i) 1,600,000 shares of Common Stock and (ii) 1,666,667 shares of common stock issuable upon exercise of outstanding warrants exercisable at $0.60 per share. Does not include 1,733,334 shares of common stock issuable upon the conversion of shares of Series C which are subject to a 4.99% ownership limitation contained within the certificate of designations for the Series C.

(8)
Includes (i) 1,100,000 shares of Common Stock, (ii) 300,000 shares of common stock issuable upon the conversion of shares of Series B-1 and (iii) 900,000 shares of common stock issuable upon the conversion of shares of Series B-2.

(9)	Includes (i) 1,900,000 shares of Common Stock and (ii) 168,000 shares of common stock issuable upon the conversion of shares of Series B-2.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name will receive only one copy of this Information Statement, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of materials from the Company, or if you hold stock in more than one account, and in either case you wish to receive only a one copy of materials from the Company for your household, please contact the Company’s Corporate Secretary at: Exactus, Inc., 4870 Sadler Road, Suite 300, Glen Allen, VA 23060 Attention: Corporate Secretary.

If you participate in householding and wish to receive a separate copy of these materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact the Company’s Corporate Secretary as indicated above. Beneficial owners can request information about householding from their brokers, banks or other holders of record.

AVAILABLE INFORMATION

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 is being mailed with this Information Statement and we will furnish without charge to each shareholder, upon request, a copy of the Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. A request for a copy of such report should be directed to Exactus, Inc., 4870 Sadler Road, Suite 300, Glen Allen, VA 23060 Attention: Corporate Secretary.

EXHIBIT A

CERTIFICATE OF AMENDMENT TO
ARTICLES OF INCORPORATION

Exactus, Inc. (the “Corporation”), a corporation organized and existing under the Revised Statutes of the State of Nevada (the “Nevada Revised Statutes”), hereby certifies as follows:

1. Pursuant to Sections 78.320, 78.385 and 78.390 of the Nevada Revised Statutes, the amendment herein set forth has been duly approved by the holders of a majority of the voting power of the Corporation.

2. Paragraphs 3.01 and 3.02 of the Amended and Restated Articles of Incorporation of the Corporation (the “Articles”) are hereby stricken and replaced with the following.

3.01    Authorized Capital Stock.    The total number of shares of stock this Corporation is authorized to issue shall be seven hundred million (700,000,000) shares. This stock shall be divided into two classes to be designated as "Common Stock" and "Preferred Stock."

3.02    Common Stock.    The total number of authorized shares of Common Stock shall be six hundred and fifty million (650,000,000) shares with par value of $0.0001 per share.

3. This Certificate of Amendment to the Articles of Incorporation was duly adopted and approved by the shareholders of the Corporation on the __________ of __________ 2018 in accordance with Sections 78.320 and 78.390 of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Articles of Incorporation as of the __ day of _______, 2018.

By:
Name:	Philip J. Young
Title:	President, Chief Executive Officer and Chairman of the Board

A-1

EXHIBIT B

EXACTUS, INC.
2018 EQUITY INCENTIVE PLAN

1. Scope of Plan; Definitions.

(a) This 2018 Equity Incentive Plan (the “Plan”) is intended to advance the interests of Exactus, Inc. (the “Company”) and its Related Corporations by enhancing the ability of the Company to attract and retain qualified employees, consultants, Officers and directors, by creating incentives and rewards for their contributions to the success of the Company and its Related Corporations. This Plan will provide to (a) Officers and other employees of the Company and its Related Corporations opportunities to purchase common stock (“Common Stock”) of the Company pursuant to Options granted hereunder which qualify as incentive stock options (“ISOs”) under Section 422(b) of the Internal Revenue Code of 1986 (the “Code”), (b) directors, Officers, employees and consultants of the Company and Related Corporations opportunities to purchase Common Stock in the Company pursuant to options granted hereunder which do not qualify as ISOs (“Non-Qualified Options”); (c) directors, Officers, employees and consultants of the Company and Related Corporations opportunities to receive shares of Common Stock of the Company which normally are subject to restrictions on sale (“Restricted Stock”); (d) directors, Officers, employees and consultants of the Company and Related Corporations opportunities to receive grants of stock appreciation rights (“SARs”); and (e) directors, Officers, employees and consultants of the Company and Related Corporations opportunities to receive grants of restricted stock units (“RSUs”). ISOs, Non-Discretionary Options and Non-Qualified Options are referred to hereafter as “Options.” Options, Restricted Stock, RSUs and SARs are sometimes referred to hereafter collectively as “Stock Rights.” Any of the Options and/or Stock Rights may in the Board of Directors or Compensation Committee’s discretion be issued in tandem to one or more other Options and/or Stock Rights to the extent permitted by law.

(b) For purposes of the Plan, capitalized words and terms shall have the following meaning:

“Board” means the board of directors of the Company.

 “Chairman” means the chairman of the Board.

“Change of Control” means the occurrence of any of the following events: (i) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction which requires shareholder approval under applicable state law; or (ii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (eitherby remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

“Code” shall have the meaning given to it in Section 1(a).

“Common Stock” shall have the meaning given to it in Section 1(a).

“Company” shall have the meaning given to it in Section 1(a).

“Compensation Committee” means the compensation committee of the Board, if any, which shall consist of two or more members of the Board, each of whom shall be both an “outside director” within the meaning of Section 162(m) of the Code and a “non-employee director” within the meaning of Rule 16b-3.  All references in this Plan to the Compensation Committee shall mean the Board when (i) there is no Compensation Committee or (ii) the Board has retained the power to administer this Plan.

“Disability” means “permanent and total disability” as defined in Section 22(e)(3) of the Code or successor statute.

“Disqualifying Disposition” means any disposition (including any sale) of Common Stock underlying an ISO before the later of (i) two years after the date of employee was granted the ISO or (ii) one year after the date the employee acquired Common Stock by exercising the ISO.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Fair Market Value” shall be determined as of the last Trading Day before the date a Stock Right is granted and shall mean:

(1)        the closing price on the principal market if the Common Stock is listed on a national securities exchange or any market operated by the OTC Markets Group, Inc. (or any successor) (any the “Principal Market”).

(2)        if no closing prices are available from the Principle Market, then the average bid and asked price for the Company’s shares on the Principal Market;

(3)       if there are no prices available under clauses (1) or (2), then Fair Market Value shall be based upon the average closing bid and asked price as determined following a polling of all dealers making a market in the Company’s Common Stock; or

(4)       if there is no regularly established trading market for the Company’s Common Stock or if the Company’s Common Stock is listed, quoted or reported under clauses (1) or (2) but it trades sporadically rather than every day, the Fair Market Value shall be established by the Board or the Compensation Committee taking into consideration all relevant factors including the most recent price at which the Company’s Common Stock was sold.

“ISO” shall have the meaning given to it in Section 1(a).

“Non-Discretionary Options” shall have the meaning given to it in Section 1(a).

“Non-Qualified Options” shall have the meaning given to it in Section 1(a).

“Officers” means a person who is an executive officer of the Company and is required to file ownership reports under Section 16(a) of the Exchange Act.

“Options” shall have the meaning given to it in Section 1(a).

“Plan” shall have the meaning given to it in Section 1(a).

“Related Corporations” shall mean a corporation which is a subsidiary corporation with respect to the Company within the meaning of Section 424(f) of the Code.

“Restricted Stock” shall have the meaning contained in Section 1(a).

“RSU” shall have the meaning given to it in Section 1(a).

“SAR” shall have the meaning given to it in Section 1(a).

“Securities Act” means the Securities Act of 1933.

“Stock Rights” shall have the meaning given to it in Section 1(a).

“Trading Day” shall mean a day on which the New York Stock Exchange is open for business.

This Plan is intended to comply in all respects with Rule 16b-3 (“Rule 16b-3”) and its successor rules as promulgated under Section 16(b) of the Exchange Act for participants who are subject to Section 16 of the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Plan administrators. Provided, however, such exercise of discretion by the Plan administrators shall not interfere with the contract rights of any grantee. In the event that any interpretation or construction of the Plan is required, it shall be interpreted and construed in order to ensure, to the maximum extent permissible by law, that such grantee does not violate the short-swing profit provisions of Section 16(b) of the Exchange Act and that any exemption available under Rule 16b-3 or other rule is available.

2. Administration of the Plan.

(a) The Plan may be administered by the entire Board or by the Compensation Committee. Once appointed, the Compensation Committee shall continue to serve until otherwise directed by the Board. A majority of the members of the Compensation Committee shall constitute a quorum, and all determinations of the Compensation Committee shall be made by the majority of its members present at a meeting. Any determination of the Compensation Committee under the Plan may be made without notice or meeting of the Compensation Committee by a writing signed by all of the Compensation Committee members. Subject to ratification of the grant of each Stock Right by the Board (but only if so required by applicable state law), and subject to the terms of the Plan, the Compensation Committee shall have the authority to (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under Section 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class ofindividuals and entities eligible under Section 3 to receive Non-Qualified Options, Restricted Stock, RSUs and SARs) to whom Non-Qualified Options, Restricted Stock, RSUs and SARs may be granted; (ii) determine when Stock Rights may be granted; (iii) determine the exercise prices of Stock Rights other than Restricted Stock and RSUs, which shall not be less than the Fair Market Value; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine when Stock Rights shall become exercisable, the duration of the exercise period and when each Stock Right shall vest; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to or issued in connection with Stock Rights, and the nature ofsuch restrictions, if any, and (vii) interpret the Plan and promulgate and rescind rules and regulations relating to it. The interpretation and construction by the Compensation Committee of any provisions of the Plan or of any Stock Right granted under it shall be final, binding and conclusive unless otherwise determined by the Board. The Compensation Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best.

No members of the Compensation Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it. No member of the Compensation Committee or the Board shall be liable for any act or omission of any other member of the Compensation Committee or the Board or for any act or omission on his own part, including but not limited to the exercise of any power and discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct.

(b) The Compensation Committee may select one of its members as its chairman and shall hold meetings at such time and places as it may determine. All references in this Plan to the Compensation Committee shall mean the Board if no Compensation Committee has been appointed. From time to time the Board may increase the size of the Compensation Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused or remove all members of the Compensation Committee and thereafter directly administer the Plan.

(c) Stock Rights may be granted to members of the Board, whether such grants are in their capacity as directors, Officers or consultants. All grants of Stock Rights to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who are either (i) eligible for Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan.

(d) In addition to such other rights of indemnification as he may have as a member of the Board, and with respect to administration of the Plan and the granting of Stock Rights under it, each member of the Board and of the Compensation Committee shall be entitled without further act on his part to indemnification from the Company for all expenses (including advances of litigation expenses, the amount of judgment and the amount of approved settlements made with a view to the curtailment of costs of litigation) reasonably incurred by him in connection with or arising out of any action, suit or proceeding, including any appeal thereof, with respect to the administration of the Plan or the granting of Stock Rights under it in which he may be involved by reason of his being or having been a member of the Board or the Compensation Committee, whether or not he continues to be such member of the Board or the Compensation Committee at the time of the incurring of such expenses; provided, however, that such indemnity shall be subject to the limitations contained in any Indemnification Agreement between the Company and the Board member or Officer. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board or the Compensation Committee and shall be in addition to all other rights to which such member of the Board or the Compensation Committee would be entitled to as a matter of law, contract or otherwise.

(e) The Board may delegate the powers to grant Stock Rights to Officers to the extent permitted by the laws of the Company’s state of incorporation.

3. Eligible Employees and Others.  ISOs may be granted to any employee of the Company or any Related Corporation. Those Officers and directors of the Company who are not employees may not be granted ISOs under the Plan. Subject to compliance with Rule 16b-3 and other applicable securities laws, Non-Qualified Options, Restricted Stock, RSUs and SARs may be granted to any director (whether or not an employee), Officers, employees or consultants of the Company or any Related Corporation. The Compensation Committee may take into consideration a recipient’s individual circumstances in determining whether to grant an ISO, a Non-Qualified Option, Restricted Stock, RSUs or a SAR. Granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from participation in, any other grant of Stock Rights.

4. Common Stock. The Common Stock subject to Stock Rights shall be authorized but unissued shares of Common Stock, par value $0.0001, or shares of Common Stock reacquired by the Company in any manner, including purchase, forfeiture or otherwise. The aggregate number of shares of Common Stock which may be issued pursuant to the Plan is 9,500,000, less any Stock Rights previously granted or exercised subject to adjustment as provided in Section 14. Any such shares may be issued under ISOs, Non-Qualified Options, Restricted Stock, RSUs or SARs, so long as the number of shares so issued does not exceed the limitations in this Section. If any Stock Rights granted under the Plan shall expire, terminate, forfeit or are cancelled for any reason or shall cease for any reason to be exercisable in whole or in part without the delivery of shares of Common Stock, or if the Company shall reacquire any unvested shares, or if any Stock Rights or shares of Common Stock are tendered to pay the exercise price of any Stock Rights then the shares covered by such expiration, termination, forfeiture, cancelation, reacquisition, or tender to pay the exercise price will again become available for grants under the Plan.

5. Granting of Stock Rights.

(a) The date of grant of a Stock Right under the Plan will be the date specified by the Board or Compensation Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Board or Compensation Committee acts to approve the grant. The Board or Compensation Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to Section 17.

(b) The Board or Compensation Committee shall grant Stock Rights to participants that it, in its sole discretion, selects. Stock Rights shall be granted on such terms as the Board or Compensation Committee shall determine except that ISOs shall be granted on terms that comply with the Code and regulations thereunder.

(c) A SAR entitles the holder to receive, as designated by the Board or Compensation Committee, cash or shares of Common Stock, value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise over (b) an exercise price established by the Board or Compensation Committee. The exercise price of each SAR granted under this Plan shall be established by the Compensation Committee or shall be determined by a method established by the Board or Compensation Committee at the time the SAR is granted, provided the exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of the grant of the SAR, or such higher price as is established by the Board or Compensation Committee. A SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Board or Compensation Committee. Shares of Common Stock delivered pursuant to the exercise of a SAR shall be subject to such conditions, restrictions and contingencies as the Board or Compensation Committee may establish in the applicable SAR agreement or document, if any. The Board or Compensation Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Common Stock acquired pursuant to the exercise of each SARas the Board or Compensation Committee determines to be desirable. A SAR under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Board or Compensation Committee shall, in its discretion, prescribe. The terms and conditions of any SAR to any grantee shall be reflected in such form of agreement as is determined by the Board or Compensation Committee. A copy of such document, if any, shall be provided to the grantee, and the Board or Compensation Committee may condition the granting of the SAR on the grantee executing such agreement.

(d) An RSU gives the grantee the right to receive a number of shares of the Company’s Common Stock on applicable vesting or other dates. Delivery of the RSUs may be deferred beyond vesting as determined by the Board or Compensation Committee. RSUs shall be evidenced by an RSU agreement in the form determined by the Board or Compensation Committee. With respect to an RSU, which becomes non-forfeitable due to the lapse of time, the Compensation Committee shall prescribe in the RSU agreement the vesting period. With respect to the granting of the RSU, which becomes non-forfeitable due to the satisfaction of certain pre-established performance-based objectives imposed by the Board or Compensation Committee, the measurement date of whether such performance-based objectives have been satisfied shall be a date no earlier than the first anniversary of the date of the RSU. A recipient who is granted an RSU shall possess no incidents of ownership with respect to such underlying Common Stock, although the RSU agreement may provide for payments in lieu of dividends to such grantee.

(e) Notwithstanding any provision of this Plan, the Board or Compensation Committee may impose conditions and restrictions on any grant of Stock Rights including forfeiture of vested Options, cancellation of Common Stock acquired in connection with any Stock Right and forfeiture of profits.

(f) The Options and SARs shall not be exercisable for a period of more than 10 years from the date of grant.

6. Sale of Shares. The shares underlying Stock Rights granted to any Officers, director or a beneficial owner of 10% or more of the Company’s securities registered under Section 12 of the Exchange Act shall not be sold, assigned or transferred by the grantee until at least six months elapse from the date of the grant thereof.

7. ISO Minimum Option Price and Other Limitations.

(a) The exercise price per share relating to all Options granted under the Plan shall not be less than the Fair Market Value per share of Common Stock on the last trading day prior to the date of such grant. For purposes of determining the exercise price, the date of the grant shall be the later of (i) the date of approval by the Board or Compensation Committee or the Board, or (ii) for ISOs, the date the recipient becomes an employee of the Company. In the case of an ISO to be granted to an employee owning Common Stock which represents more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share shall not be less than 110% of the Fair Market Value per share of Common Stock on the date of grant and such ISO shall not be exercisable after the expiration of five years from the date of grant.

(b) In no event shall the aggregate Fair Market Value (determined at the time an ISO is granted) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any Related Corporation) exceed $100,000.

8. Duration of Stock Rights. Subject to earlier termination as provided in Sections 3, 5, 9, 10 and 11, each Option and SAR shall expire on the date specified in the original instrument granting such Stock Right (except with respect to any part of an ISO that is converted into a Non-Qualified Option pursuant to Section 17), provided, however, that such instrument must comply with Section 422 of the Code with regard to ISOs and Rule 16b-3 with regard to all Stock Rights granted pursuant to the Plan to Officers, directors and 10% shareholders of the Company.

9. Exercise of Options and SARs; Vesting of Stock Rights. Subject to the provisions of Sections 3 and 9 through 13, each Option and SAR granted under the Plan shall be exercisable as follows:

(a) The Options and SARs shall either be fully vested and exercisable from the date of grant or shall vest and become exercisable in such installments as the Board or Compensation Committee may specify.

(b) Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option and SAR, unless otherwise specified by the Board or Compensation Committee.

(c) Each Option and SAR or installment, once it becomes exercisable, may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

(d) The Board or Compensation Committee shall have the right to accelerate the vesting date of any installment of any Stock Right; provided that the Board or Compensation Committee shall not accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Section 17) if such acceleration would violate the annual exercisability limitation contained in Section 422(d) of the Code as described in Section 7(b).

10. Termination of Employment. Subject to any greater restrictions or limitations as may be imposed by the Board or Compensation Committee or by a written agreement, if an optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or Disability, no further installments of his Options shall vest or become exercisable, and his Options shall terminate as provided for in the grant or on the day one year after the day of the termination of his employment (except three months for ISOs), whichever is earlier, but in no event later than on their specified expiration dates. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee’s right to re-employment is guaranteed by statute. A leave of absence with the written approval of the Board shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations so long as the optionee continues to be an employee of the Company or any Related Corporation.

11. Death; Disability. Unless otherwise determined by the Board or Compensation Committee or by a written agreement:

(a) If the holder of an Option or SAR ceases to be employed by the Company and all Related Corporations by reason of his death, any Options or SARs held by the optionee may be exercised to the extent he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the Options or SARs by will or by the laws of descent and distribution, at any time prior to the earlier of: (i) the Options’ or SARs’ specified expiration date or (ii) one year (except three months for an ISO) from the date of death.

(b) If the holder of an Option or SAR ceases to be employed by the Company and all Related Corporations, or a director or Director Advisor can no longer perform his duties, by reason of his Disability, any Options or SARs held by the optionee may be exercised to the extent he could have exercised it on the date of termination due to Disability until the earlier of (i) the Options’ or SARs’ specified expiration date or (ii) one year from the date of the termination.

12. Assignment, Transfer or Sale.

(a) No ISO granted under this Plan shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution, and during the lifetime of the grantee, each ISO shall be exercisable only by him, his guardian or legal representative.

(b) Except for ISOs, all Stock Rights are transferable subject to compliance with applicable securities laws and Section 6 of this Plan.

13. Terms and Conditions of Stock Rights. Stock Rights shall be evidenced by instruments (which need not be identical) in such forms as the Board or Compensation Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in Sections 5 through 12 hereofand may contain such other provisions as the Board or Compensation Committee deems advisable which are not inconsistent with the Plan. In granting any Stock Rights, the Board or Compensation Committee may specify that Stock Rights shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Board or Compensation Committee may determine. The Board or Compensation Committee may from time to time confer authority and responsibilityon one or more of its own members and/or one or more Officers of the Company to execute and deliver such instruments. The proper Officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

14. Adjustments Upon Certain Events.

(a) Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Stock Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Stock Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of a Stock Right, as well as the price per share of Common Stock(or cash, as applicable) covered by each such outstanding Option or SAR, shall be proportionately adjusted for any increases or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company or the voluntary cancellation whether by virtue of a cashless exercise of a derivative security of the Company or otherwise shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board or Compensation Committee, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a Stock Right. No adjustments shall be made for dividends or other distributions paid in cash or in property other than securities of the Company.

(b) In the event of the proposed dissolution or liquidation of the Company, the Board or Compensation Committee shall notify each participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised, a Stock Right will terminate immediately prior to the consummation of such proposed action.

(c) In the event of a merger of the Company with or into another corporation, or a Change of Control, each outstanding Stock Right shall be assumed (as defined below) or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the Stock Rights, the participants shall fully vest in and have the right to exercise their Stock Rights as to which it would not otherwise be vested or exercisable.  If a Stock Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board or Compensation Committee shall notify the participant in writing or electronically that the Stock Right shall be fully vested and exercisable for a period of at least 15 days from the date of such notice, and any Options or SARs shall terminate one minute prior to the closing of the merger or sale of assets.

For the purposes of this Section 14(c), the Stock Right shall be considered “assumed” if, following the merger or Change of Control, the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Stock Right immediately prior to the merger or Change of Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change of Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change of Control is not solely common stock of the successor corporation or its parent, the Board or Compensation Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Stock Right, for each share of Common Stock subject to the Stock Right, to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or Change of Control.

(d) Notwithstanding the foregoing, any adjustments made pursuant to Section 14(a), (b) or (c) with respect to ISOs shall be made only after the Board or Compensation Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs.  If the Board or Compensation Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs it may refrain from making such adjustments.

(e) No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

15. Means of Exercising Stock Rights.

(a) An Option or SAR (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the exercise price therefor (to the extent it is exercisable in cash) either (i) in United States dollars by check or wire transfer; or (ii) at the discretion of the Board or Compensation Committee, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Stock Right; or (iii) at the discretion of the Board or Compensation Committee, by any combination of (i) and (ii)  above. If the Board or Compensation Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (ii) or  (iii)  of the preceding sentence, such discretion need not  be exercised in writing at the time of the grant of the Stock Right in question. The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in Section 14 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

(b) Each notice of exercise shall, unless the shares of Common Stock are covered by a then current registration statement under the Securities Act, contain the holder’s acknowledgment in form and substance satisfactory to the Company that (i) such shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Securities Act), (ii) the holder has been advised and understands that (1) the shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act and are subject to restrictions on transfer and (2) the Company is under no obligation to register the shares under the Securities Act or to take any action which would make available to the holder any exemption from such registration, and (iii) such shares may not be transferred without compliance with all applicable federal and state securities laws. Notwithstanding the above, should the Company be advised by counsel that issuance of shares should be delayed pending registration under federal or state securities laws or the receipt of an opinion that an appropriate exemption therefrom is available, the Company may defer exercise of any Stock Right granted hereunder until either such event has occurred.

16. Term, Termination and Amendment.

(a) This Plan was adopted by the Board.  This Plan may be approved by the Company’s shareholders, which approval is required for ISOs.

(b) The Board may terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate 10 years from the date the Board adopts the Plan.  No Stock Rights may be granted under the Plan once the Plan is terminated.  Termination of the Plan shall not impair rights and obligations under any Stock Right granted while the Plan is in effect, except with the written consent of the grantee.

(c) The Board at any time, and from time to time, may amend the Plan.  Provided, however, except as provided in Section 14 relating to adjustments in Common Stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent (i) shareholder approval is necessary to satisfy the requirements of Section 422 of the Code or (ii) required by the rules of the principal national securities exchange or trading market upon which the Company’s Common Stock trades. Rights under any Stock Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the written consent of the grantee.

(d) The Board at any time, and from time to time, may amend the terms of any one or more Stock Rights; provided, however, that the rights under the Stock Right shall not be impaired by any such amendment, except with the written consent of the grantee.

17. Conversion of ISOs into Non-Qualified Options; Termination of ISOs. The Board or Compensation Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee’s ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion.  Provided, however, the Board or Compensation Committee shall not reprice the Options or extend the exercise period or reduce the exercise price of the appropriate installments of such Options without the approval of the Company’s shareholders. At the time of such conversion, the Board or Compensation Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Board or Compensation Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Board or Compensation Committee takes appropriate action. The Compensation Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

18. Application of Funds. The proceeds received by the Company from the sale of shares pursuant to Options or SARS (if cash settled) granted under the Plan shall be used for general corporate purposes.

19. Governmental Regulations. The Company’s obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

20. Withholding of Additional Income Taxes. In connection with the granting, exercise or vesting of a Stock Right or the making of a Disqualifying Disposition the Company, in accordance with Section 3402(a) of the Code, may require the optionee to pay additional withholding taxes in respect of the amount that is considered compensation includable in such person’s gross income.

To the extent that the Company is required to withhold taxes for federal income tax purposes as provided above, if any optionee may elect to satisfy such withholding requirement by (i) paying the amount of the required withholding tax to the Company; (ii) delivering to the Company shares of its Common Stock (including shares of Restricted Stock) previously owned by the optionee; or (iii) having the Company retain a portion of the shares covered by an Option exercise. The number of shares to be delivered to or withheld by the Company times the Fair Market Value of such shares shall equal the cash required to be withheld.

21. Notice to Company of Disqualifying Disposition. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO. If the employee has died before such stock is sold, the holding periods requirements of the Disqualifying Disposition do not apply and no Disqualifying Disposition can occur thereafter.

22. Continued Employment. The grant of a Stock Right pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Related Corporation to retain the grantee in the employ of the Company or a Related Corporation, as a member of the Company’s Board or in any other capacity, whichever the case may be.

23. Governing Law; Construction. The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the Company’s state of incorporation. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

24. (a) Forfeiture of Stock Rights Granted to Employees or Consultants. Notwithstanding any other provision of this Plan, and unless otherwise provided for in a Stock Rights Agreement, all vested or unvested Stock Rights granted to employees or consultants shall be immediately forfeited at the discretion of the Board if any of the following events occur:

(1) Termination of the relationship with the grantee for cause including, but not limited to, fraud, theft, dishonesty and violation of Company policy;

(2) Purchasing or selling securities of the Company in violation of the Company’s insider trading guidelines then in effect;

(3) Breaching any duty of confidentiality including that required by the Company’s insider trading guidelines then in effect;

(4) Competing with the Company;

(5) Being unavailable for consultation after leaving the Company’s employment if such availability is a condition of any agreement between the Company and the grantee;

(6) Recruitment of Company personnel after termination of employment, whether such termination is voluntary or for cause;

(7) Failure to assign any invention or technology to the Company if such assignment is a condition of employment or any other agreements between the Company and the grantee; or

(8) A finding by the Board that the grantee has acted disloyally and/or against the interests of the Company.

(b) Forfeiture of Stock Rights Granted to Directors.  Notwithstanding any other provision of this Plan, and unless otherwise provided for in a Stock Rights Agreement, all vested or unvested Stock Rights granted to directors shall be immediately forfeited at the discretion of the Board if any of the following events occur:

(1) Purchasing or selling securities of the Company in violation of the Company’s insider trading guidelines then in effect;

(2) Breaching any duty of confidentiality including that required by the Company’s insider trading guidelines then in effect;

(3) Competing with the Company;

(4) Recruitment of Company personnel after ceasing to be a director;
or
(5) A finding by the Board that the grantee has acted disloyally and/or against the interests of the Company.

The Company may impose other forfeiture restrictions which are more or less restrictive and require a return of profits from the sale of Common Stock as part of said forfeiture provisions if such forfeiture provisions and/or return of provisions are contained in a Stock Rights Agreement.

(c) Profits on the Sale of Certain Shares; Redemption.  If any of the events specified in Section 24(a) or (b) of the Plan occur within one year from the date the grantee last performed services for the Company in the capacity for which the Stock Rights were granted (the “Termination Date”) (or such longer period required by any written agreement), all profits earned from the sale of the Company’s securities, including the sale of shares of common stock underlying the Stock Rights, during the two-year period commencing one year prior to the Termination Date shall be forfeited and immediately paid by the grantee to the Company.  Further, in such event, the Company may at its option redeem shares of common stock acquired upon exercise of the Stock Right by payment of the exercise price to the grantee.  To the extent that another written agreement with the Company extends the events in Section 24(a) or (b) beyond one year following the Termination Date, the two-year period shall be extended by an equal number of days.  The Company’s rights under this Section 24(c) do not lapse one year form the Termination Date but are contract rights subject to any appropriate statutory limitation period.